UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2009

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of Principal Executive Offices, Including Zip Code)

210-822-2828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO), a Delaware corporation and a subsidiary of the Registrant, announced today that its indirect, wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc., a Nevada corporation, will explore an increase in the size of its proposed offering of senior notes due 2017 (the “Notes”) from the $750,000,000 aggregate principal amount previously announced on December 10, 2009 to facilitate the repayment of the then-outstanding balance on the CCOH intercompany note to Clear Channel Communications, Inc. with a corresponding repayment of term loans under the Clear Channel Communications, Inc. senior secured cash flow credit facilities (the “CCU Credit Agreement”) at par.

The Notes will be senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of Clear Channel Worldwide Holdings. Clear Channel Outdoor Holdings and certain of its existing and future domestic subsidiaries will guarantee the Notes, and the guarantees of the Notes will rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors.

In connection with the previously announced transaction, counsel for certain lenders delivered a letter asserting that the previously announced transaction and the intended use of proceeds was an event of default under the CCU Credit Agreement. Clear Channel Communications, Inc. has evaluated the assertions made in the letter and believes the assertions made by those lenders were without merit and, in any event, are not relevant in the context of the restructured transactions. It is possible, however, that lenders under the CCU Credit Agreement could raise similar or new claims under the CCU Credit Agreement. We believe any such objections would be without merit and would contest them vigorously.

The Notes will be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act. The initial issuance and sale of the Notes will not be registered under the Act, and the Notes may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Act. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: December 17, 2009	By:	/S/ HERBERT W. HILL, JR.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President and Chief Accounting Officer